FOR IMMEDIATE RELEASE:
NVIDIA Announces Financial Results for Fourth Quarter and Fiscal 2017

•	Record quarterly revenue of $2.17 billion, up 55 percent from a year ago

•	Record full-year revenue of $6.91 billion, up 38 percent from a year ago

•	Record quarterly GAAP gross margin at 60.0 percent, non-GAAP gross margin at 60.2 percent

•	GPU computing platform continues to power gains across full product line
SANTA CLARA, Calif.-Feb. 9, 2017-NVIDIA (NASDAQ: NVDA) today reported revenue for the fourth quarter ended January 29, 2017, of $2.17 billion, up 55 percent from $1.40 billion a year earlier, and up 8 percent from $2.00 billion in the previous quarter.
GAAP earnings per diluted share for the quarter were $0.99, up 183 percent from $0.35 a year ago and up 19 percent from $0.83 in the previous quarter. Non-GAAP earnings per diluted share were $1.13, up 117 percent from $0.52 a year earlier and up 20 percent from $0.94 in the previous quarter.

For fiscal 2017, revenue reached a record $6.91 billion, up 38 percent from $5.01 billion a year earlier. GAAP earnings per diluted share were $2.57, up 138 percent from $1.08 a year earlier. Non-GAAP earnings per diluted share were $3.06, up 83 percent from $1.67 a year earlier.

“We had a great finish to a record year, with continued strong growth across all our businesses,” said Jen-Hsun Huang, founder and chief executive officer of NVIDIA. “Our GPU computing platform is enjoying rapid adoption in artificial intelligence, cloud computing, gaming, and autonomous vehicles.

“Deep learning on NVIDIA GPUs, a breakthrough approach to AI, is helping to tackle challenges such as self-driving cars, early cancer detection and weather prediction. We can now see that GPU-based deep learning will revolutionize major industries, from consumer internet and transportation to health care and manufacturing. The era of AI is upon us,” he said.

Capital Return
During fiscal 2017, NVIDIA paid $739 million in share repurchases and $261 million in cash dividends. As a result, the company returned an aggregate of $1.00 billion to shareholders in fiscal 2017.

For fiscal 2018, NVIDIA intends to return $1.25 billion to shareholders through ongoing quarterly cash dividends and share repurchases.

NVIDIA will pay its next quarterly cash dividend of $0.14 per share on March 17, 2017, to all shareholders of record on February 24, 2017.

Q4 Fiscal 2017 Summary

GAAP
($ in millions except earnings per share)	Q4 FY17	Q3 FY17	Q4 FY16	Q/Q	Y/Y
Revenue	$2,173	$2,004	$1,401	up 8%	up 55%
Gross margin	60.0%	59.0%	56.5%	up 100 bps	up 350 bps
Operating expenses	$570	$544	$539	up 5%	up 6%
Operating income	$733	$639	$252	up 15%	up 191%
Net income	$655	$542	$207	up 21%	up 216%
Diluted earnings per share	$0.99	$0.83	$0.35	up 19%	up 183%

Non-GAAP
($ in millions except earnings per share)	Q4 FY17	Q3 FY17	Q4 FY16	Q/Q	Y/Y
Revenue	$2,173	$2,004	$1,401	up 8%	up 55%
Gross margin	60.2%	59.2%	57.2%	up 100 bps	up 300 bps
Operating expenses	$498	$478	$445	up 4%	up 12%
Operating income	$809	$708	$356	up 14%	up 127%
Net income	$704	$570	$297	up 24%	up 137%
Diluted earnings per share	$1.13	$0.94	$0.52	up 20%	up 117%

Fiscal 2017 Summary

GAAP
($ in millions except earnings per share)	FY17	FY16	Y/Y
Revenue	$6,910	$5,010	up 38%
Gross margin	58.8%	56.1%	up 270 bps
Operating expenses	$2,129	$2,064	up 3%
Operating income	$1,934	$747	up 159%
Net income	$1,666	$614	up 171%
Diluted earnings per share	$2.57	$1.08	up 138%

Non-GAAP
($ in millions except earnings per share)	FY17	FY16	Y/Y
Revenue	$6,910	$5,010	up 38%
Gross margin	59.2%	56.8%	up 240 bps
Operating expenses	$1,867	$1,721	up 8%
Operating income	$2,221	$1,125	up 97%
Net income	$1,851	$929	up 99%
Diluted earnings per share	$3.06	$1.67	up 83%

NVIDIA’s outlook for the first quarter of fiscal 2018 is as follows:

•	Revenue is expected to be $1.90 billion, plus or minus two percent.

•	GAAP and non-GAAP gross margins are expected to be 59.5 percent and 59.7 percent, respectively, plus or minus 50 basis points.

•	GAAP operating expenses are expected to be approximately $603 million. Non-GAAP operating expenses are expected to be approximately $520 million.

•
GAAP other income and expense, net, is expected to be an expense of approximately $20 million, inclusive of additional charges from early conversions of convertible notes. Non-GAAP other income and expense, net, is expected to be an expense of approximately $4 million.

•	GAAP and non-GAAP tax rates for the first quarter of fiscal 2018 are both expected to be 17 percent, plus or minus one percent, excluding any discrete items.

•	Weighted average shares used in the GAAP and non-GAAP diluted EPS calculations are dependent on the weighted average stock price during the quarter.

•	Capital expenditures are expected to be approximately $50 million to $60 million.

Fourth Quarter Fiscal 2017 Highlights

During the fourth quarter, NVIDIA achieved progress in each of its four major platforms.

Gaming:

•	Introduced GeForce® GTX 1050 and 1050 Ti mobile GPUs, which debuted in more than 30 gaming laptops at CES 2017.

•	Launched the new SHIELD™ TV, integrating Google Assistant for TV, SmartThings Hub technology and the NVIDIA SPOT™ AI mic.

•	Unveiled the GeForce NOW™ service, delivering an NVIDIA Pascal™ gaming PC, on demand, from the cloud to all computers.

Professional Visualization:

•	Launched NVIDIA’s new workstation-product lineup with Quadro® GP100, enabling a new class of supercomputing workstations.

•	Introduced Quadro P5000, powering the first VR-ready mobile workstations from Dell and MSI.

Datacenter:

•	Collaborated with Microsoft to accelerate AI with a GPU-accelerated Microsoft Cognitive Toolkit available on the Microsoft Azure cloud and NVIDIA DGX-1™.

•	Partnered with the National Cancer Institute and the U.S. Department of Energy to build CANDLE, an AI framework that will advance cancer research.

•	Unveiled the NVIDIA DGX SATURNV AI supercomputer, powered by 124 Pascal-powered DGX-1 server nodes, which is the world’s most efficient supercomputer.

Automotive:

•	Partnered with Audi, to put advanced AI cars on the road by 2020.

•	Partnered with Mercedes-Benz, to bring an NVIDIA AI-powered car to the market.

•	Partnered with Bosch, the world’s largest automotive supplier, to bring self-driving systems to production vehicles

•	Partnered with Germany’s ZF, to create a self-driving system for cars, trucks and commercial vehicles based on the NVIDIA DRIVE™ PX 2 AI car computer.

•	Partnered with Europe’s HERE, to develop HERE HD Live Map into a real-time, high-definition mapping solution for autonomous vehicles.

•	Partnered with Japan’s ZENRIN, to develop a cloud-to-car HD map solution for self-driving cars.

CFO Commentary

Commentary on the quarter by Colette Kress, NVIDIA’s executive vice president and chief financial officer, is available at http://investor.nvidia.com/.

Conference Call and Webcast Information

NVIDIA will conduct a conference call with analysts and investors to discuss its fourth quarter and fiscal 2017 financial results and current financial prospects today at 2 p.m. Pacific time (5 p.m. Eastern time). To listen to the conference call, dial (877) 223-3864 in the United States or (574) 990-1377 internationally, and provide the following conference ID: 52907909. A live webcast (listen-only mode) of the conference call will be accessible at NVIDIA’s investor relations website, http://investor.nvidia.com, and at www.streetevents.com. The webcast will be recorded and available for replay until the company’s conference call to discuss its financial results for its first quarter of fiscal 2018.

Non-GAAP Measures

To supplement NVIDIA’s Condensed Consolidated Statements of Income and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP other income (expense), net, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, non-GAAP diluted shares, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, legal settlement costs, product warranty charge, acquisition-related costs, contributions, restructuring and other charges, gains from non-affiliated investments, interest expense related to amortization of debt discount, loss on early debt conversions, and the associated tax impact of these items, where applicable. Weighted average shares used in the non-GAAP diluted net income per share computation includes the anti-dilution impact of the company’s Note Hedge. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and its non-GAAP measures may be different from non-GAAP measures used by other companies.

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About NVIDIA

NVIDIA’s (NASDAQ: NVDA) invention of the GPU in 1999 sparked the growth of the PC gaming market, redefined modern computer graphics and revolutionized parallel computing. More recently, GPU deep learning ignited modern AI - the next era of computing - with the GPU acting as the brain of computers, robots and self-driving cars that can perceive and understand the world. Today, NVIDIA is increasingly known as “the AI computing company.” More information at http://nvidianews.nvidia.com/.

###

For further information, contact:

Arnab Chanda	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6616	(408) 566-5150
achanda@nvidia.com	rsherbin@nvidia.com

Certain statements in this press release including, but not limited to statements as to: the company’s GPU platform continuing to power gains and enjoying rapid adoption; the impact of GPU-based deep learning; the company’s intended capital return for fiscal 2018; the company’s next quarterly cash dividend; the company’s financial outlook for the first quarter of fiscal 2018; the company’s tax rates for the first quarter of fiscal 2018; and the impact and benefits of Quadro, CANDLE, and automotive partnerships are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended October 30, 2016. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2017 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, Quadro, Tesla, GeForce NOW, NVIDIA DGX-1, NVIDIA DRIVE, NVIDIA SPOT, SHIELD and Pascal are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 29,	January 31,	January 29,	January 31,
	2017	2016	2017	2016

Revenue	$2,173	$1,401	$6,910	$5,010
Cost of revenue	870	610	2,847	2,199
Gross profit	1,303	791	4,063	2,811
Operating expenses
Research and development	394	344	1,463	1,331
Sales, general and administrative	176	161	663	602
Restructuring and other charges	—	34	3	131
Total operating expenses	570	539	2,129	2,064
Income from operations	733	252	1,934	747
Interest income	17	11	54	39
Interest expense	(18)	(12)	(58)	(47)
Other income (expense), net	(6)	2	(25)	4
Income before income tax expense	726	253	1,905	743
Income tax expense	71	46	239	129
Net income	$655	$207	$1,666	$614

Net income per share:
Basic	$1.18	$0.38	$3.08	$1.13
Diluted	$0.99	$0.35	$2.57	$1.08

Weighted average shares used in per share computation:
Basic	553	539	541	543
Diluted	660	593	649	569

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 29,	January 31,
	2017	2016
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$6,798	$5,037
Accounts receivable, net	826	505
Inventories	794	418
Prepaid expenses and other current assets	118	93
Total current assets	8,536	6,053

Property and equipment, net	521	466
Goodwill	618	618
Intangible assets, net	104	166
Other assets	62	67
Total assets	$9,841	$7,370

LIABILITIES, CONVERTIBLE DEBT CONVERSION OBLIGATION AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$485	$296
Accrued and other current liabilities	507	642
Convertible short-term debt	796	1,413
Total current liabilities	1,788	2,351

Long-term debt	1,983	—
Other long-term liabilities	271	453
Capital lease obligations, long-term	6	10
Total liabilities	4,048	2,814

Convertible debt conversion obligation	31	87

Shareholders' equity	5,762	4,469
Total liabilities, convertible debt conversion obligation and shareholders' equity	$9,841	$7,370

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	January 29,	October 30	January 31,	January 29,	January 31,
	2017	2016	2016	2017	2016

GAAP gross profit	$1,303	$1,183	$791	$4,063	$2,811
GAAP gross margin	60.0%	59.0%	56.5%	58.8%	56.1%
Stock-based compensation expense (A)	4	3	5	15	15
Legal settlement costs (B)	—	—	—	10	—
Product warranty charge (C)	—	—	5	—	20
Non-GAAP gross profit	$1,307	$1,186	$801	$4,088	$2,846
Non-GAAP gross margin	60.2%	59.2%	57.2%	59.2%	56.8%

GAAP operating expenses	$570	$544	$539	$2,129	$2,064
Stock-based compensation expense (A)	(68)	(62)	(56)	(233)	(190)
Legal settlement costs (B)	—	—	—	(6)	—
Acquisition-related costs (D)	(4)	(4)	(4)	(16)	(22)
Contributions	—	—	—	(4)	—
Restructuring and other charges	—	—	(34)	(3)	(131)
Non-GAAP operating expenses	$498	$478	$445	$1,867	$1,721

GAAP income from operations	$733	$639	$252	$1,934	$747
Total impact of non-GAAP adjustments to income from operations	76	69	104	287	378
Non-GAAP income from operations	$809	$708	$356	$2,221	$1,125

GAAP other income (expense), net	$(7)	$(18)	$1	$(29)	$(4)
Gains from non-affiliated investments	(1)	—	—	(4)	(5)
Interest expense related to amortization of debt discount	4	6	7	25	29
Loss on early debt conversions	6	15	—	21	—
Non-GAAP other income, net	$2	$3	$8	$13	$20

GAAP net income*	$655	$542	$207	$1,666	$614
Total pre-tax impact of non-GAAP adjustments	85	90	111	329	402
Income tax impact of non-GAAP adjustments	(36)	(62)	(21)	(144)	(87)
Non-GAAP net income	$704	$570	$297	$1,851	$929

	Three Months Ended			Twelve Months Ended
	January 29,	October 30	January 31,	January 29,	January 31,
	2017	2016	2016	2017	2016
Diluted net income per share
GAAP*	$0.99	$0.83	$0.35	$2.57	$1.08
Non-GAAP	$1.13	$0.94	$0.52	$3.06	$1.67

Weighted average shares used in diluted net income per share computation
GAAP*	660	653	593	649	569
Anti-dilution impact from note hedge (E)	(36)	(45)	(26)	(44)	(13)
Non-GAAP	624	608	567	605	556

GAAP net cash provided by operating activities*	$721	$432	$510	$1,672	$1,175
Purchase of property and equipment and intangible assets	(52)	(38)	(15)	(176)	(86)
Free cash flow	$669	$394	$495	$1,496	$1,089

* In third quarter of fiscal 2017, NVIDIA adopted an accounting standard (ASU 2016-09), which requires adjustments to be reflected beginning in fiscal 2017, including all fiscal quarters within the year.

(A) Excludes stock-based compensation as follows:
	Three Months Ended			Twelve Months Ended
	January 29,	October 30	January 31,	January 29,	January 31,
	2017	2016	2016	2017	2016
Cost of revenue	$4	$3	$5	$15	$15
Research and development	$40	$35	$33	$135	$115
Sales, general and administrative	$27	$27	$22	$98	$74

(B) Legal settlement with Advanced Silicon Technologies LLC and other settlement related costs.

(C) Represents warranty charge associated with a product recall.

(D) Consists of amortization of acquisition-related intangible assets and compensation charges.

(E) Represents the number of shares that would be delivered upon conversion of the currently outstanding 1.00% Convertible Senior Notes Due 2018. Under GAAP, shares delivered in hedge transactions are not considered offsetting shares in the fully diluted share calculation until actually delivered.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q1 FY2018 Outlook
GAAP gross margin	59.5%
Impact of stock-based compensation expense	0.2%
Non-GAAP gross margin	59.7%

Q1 FY2018 Outlook
(In millions)
GAAP operating expenses	$603
Stock-based compensation expense, acquisition-related costs, and other costs	(83)
Non-GAAP operating expenses	$520